Exhibit 10.3
Second Amendment to Restated Employment Agreement
     This Second Amendment to Restated Employment Agreement is made effective on the 2nd day of March 2010, between Coeur d’Alene Mines Corporation (“Company”) and K. Leon Hardy (“Employee”).
     Whereas, the parties executed an Employment Agreement dated July 1, 2008 (the “Employment Agreement”), and
     Whereas the Employment Agreement was further amended and then subsequently restated effective December 31, 2008 (“Restated Employment Agreement”), and
     Whereas the Restated Employment Agreement was further amended effective July 31, 2009 whereby the term of the Restated Employment Agreement was extended through July 31, 2011, and
     Whereas the parties desire to further amend the Restated Employment Agreement as set forth below;
NOW THEREFORE, in consideration of the mutual promises and covenants herein contained to be kept and performed by the parties hereto, the parties agree as follows:
1. Employment. The Restated Employment Agreement shall be amended in Section 1 to read that the Company agrees to, and hereby does, employ Employee as Senior Vice President Operations.
2. Compensation. The Restated Employment Agreement shall be amended in Section 3 (a) to read that the Employee shall receive a base salary of $275,000 annually.
3. Duties. The Restated Employment Agreement shall be amended in Section 4 to read that the Employee shall perform the duties customarily associated with the office specified in paragraph (1) above and as assigned to Employee from time-to-time by the President and Chief Executive Officer of the Company.

IN WITNESS WHEREOF, the parties have executed this Second Amendment to the Restated Employment Agreement as of the day and year first written above.
Coeur d’Alene Mines Corporation

By	/s/ Dennis E. Wheeler
Dennis E. Wheeler, President and CEO

/s/ K. Leon Hardy
Employee